UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2006

Tyson Foods, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State of incorporation or organization)

001-14704

(Commission File Number)

71-0225165

(IRS Employer Identification No.)

2210 West Oaklawn Drive, Springdale, AR 72762-6999

(479) 290-4000

(Address, including zip code, and telephone number, including area code, of

Registrant’s principal executive offices)

Not applicable

(Former name, former address and former fiscal year, if applicable)

___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 18, 2006, Tyson Foods, Inc. (the “Company”) entered into an indenture supplement (the “2016 Notes Indenture Supplement”) with Tyson Fresh Meats, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (the “Guarantor”), and JPMorgan Chase Bank, National Association (as successor to The Chase Manhattan Bank, N.A.), as trustee (the “Trustee”), which supplements the Indenture dated as of June 1, 1995 between the Company and the Trustee (the “Indenture”) with respect to the Company’s 6.60% Notes due 2016 outstanding under the Indenture (the “2016 Notes”).

Pursuant to the 2016 Notes Indenture Supplement, the Guarantor agreed to provide a full and unconditional guarantee (the “Guarantee”) of the full and punctual payment, when due, of the principal of, premium (if any) and interest on the 2016 Notes, and the full and punctual performance within any applicable grace period of all other obligations of the Company under the 2016 Notes or under the Indenture as applicable to the 2016 Notes. As more fully described in the 2016 Notes Indenture Supplement, the Guarantee shall terminate upon the satisfaction and discharge of the 2016 Notes pursuant to the Indenture and upon certain events of merger, consolidation or sale or disposition of all or substantially all the assets of the Guarantor. The Guarantee relates solely to the 2016 Notes and is not a guarantee of any other series, notes or securities issued under the Indenture.

The foregoing summary of the 2016 Notes Indenture Supplement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2016 Notes Indenture Supplement, which is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 1.01.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits
Exhibit Number	Description
10.1	2016 Notes Indenture Supplement, dated as of September 18, 2006, among Tyson Foods, Inc., Tyson Fresh Meats, Inc. and JPMorgan Chase Bank, National Association

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYSON FOODS, INC.

Date: September 18, 2006	By:	/s/ Dennis Leatherby

	Name:	Dennis Leatherby
	Title:	Senior Vice President, Finance and Treasurer

Tyson Foods, Inc.

Current Report On Form 8-K

Dated September 18, 2006

EXHIBIT INDEX

Exhibit Number	Description
10.1	2016 Notes Indenture Supplement, dated as of September 18, 2006, among Tyson Foods, Inc., Tyson Fresh Meats, Inc. and JPMorgan Chase Bank, National Association